UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 6, 2011

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Expedia, Inc. annual meeting of stockholders was held on December 6, 2011. According to the inspector of elections, stockholders present in person or by proxy, representing 216,650,252 shares of Expedia common stock (generally entitled to one vote per share), 25,599,998 shares of Expedia Class B common stock (generally entitled to ten votes per share) and 222 shares of Expedia Series A Cumulative Convertible Preferred Stock (generally entitled to two votes per share), voted on each proposal presented as follows:

Proposal 1 – Charter Amendment to Effect the Spin-Off of TripAdvisor, Inc. via a Reclassification of Expedia Stock. The stockholders approved amendments to the Expedia amended and restated certificate of incorporation to effect the spin-off of TripAdvisor, Inc. The affirmative vote of (i) holders of a majority of the outstanding shares of Expedia common stock, voting as a separate class; (ii) holders of a majority of the outstanding shares of Expedia Class B common stock, voting as a separate class; (iii) holders of a majority of the voting power of the outstanding shares of Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock, voting together as a single class, and (iv) holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management, was required to approve the spin-off proposal. Stockholders voted as follows:

Expedia common stock, voting as a separate class:

For	Against	Abstain	Broker Non-Votes
204,792,878	136,501	588,491	11,132,382

Expedia Class B common stock, voting as a separate class:

For	Against	Abstain	Broker Non-Votes
255,999,980	0	0	0

Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock, voting together as a single class:

For	Against	Abstain	Broker Non-Votes
460,792,940	136,501	588,491	11,132,563

Expedia common stock, other than shares owned or controlled by Expedia management:

For	Against	Abstain	Broker Non-Votes
151,078,288	136,501	588,491	n/a

Proposal 2 – Reverse Stock Split. The stockholders approved amendments to the Expedia amended and restated certificate of incorporation to effect a one-for-two reverse stock split of Expedia common stock and Expedia Class B common stock. The affirmative vote of the holders of a majority of the outstanding voting power of the shares of Expedia capital stock, voting together as a single class, was required to approve the reverse stock split proposal, which would, if implemented, take effect immediately prior to the spin-off. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
408,527,203	50,538,128	2,453,461	11,131,703

Proposal 3 – Preferred Stock Merger. The stockholders approved the adoption of a merger agreement, pursuant to which a wholly owned subsidiary of Expedia would merge with and into Expedia, and pursuant to such merger each outstanding share of Expedia Series A Preferred Stock, par value $0.001, will be converted into the right to receive an amount in cash equal to $22.23, plus an amount equal to accrued and unpaid dividends through the effective date of the merger. The affirmative vote of the holders of a majority of the outstanding voting power of the shares of Expedia capital stock, voting together as a single class, was required to approve the preferred stock merger proposal, which would be implemented prior to the spin-off. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
460,773,309	154,290	590,333	11,132,563

Proposal 4 – Corporate Opportunity Provisions. The stockholders approved the addition of provisions to the Expedia amended and restated certificate of incorporation pursuant to which Expedia would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of Expedia who is also an officer or director of TripAdvisor will be liable to Expedia or its stockholders for breach of any fiduciary duty because such individual directs a corporate opportunity to TripAdvisor instead of Expedia, or does not communicate information to Expedia regarding a corporate opportunity that the officer or director has directed to TripAdvisor. The affirmative vote of the holders of a majority of the outstanding voting power of the shares of Expedia capital stock, voting together as a single class, was required to approve the corporate opportunity proposal, which would be implemented only if the spin-off is completed. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
450,895,211	10,003,869	618,852	11,132,563

Proposal 5 – Election of Directors. The stockholders elected ten directors of Expedia, three of whom were elected by holders of common stock only (“Common Stock Nominees”), and seven of whom were elected by holders of common stock, Class B common stock and Series A preferred stock voting together as a single class (“Combined Stock Nominees”), each to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors). Stockholders voted as follows:

	For	Withheld	Broker Non-Votes
Common Stock Nominees
A. George “Skip” Battle	184,555,606	20,962,346	11,132,563
Craig A. Jacobson	200,641,546	4,876,406	11,132,563
Peter M. Kern	199,236,265	6,281,687	11,132,563
Combined Stock Nominees
Barry Diller	418,539,904	42,978,028	11,132,563
Dara Khosrowshahi	418,375,685	43,142,247	11,132,563
Victor A. Kaufman	416,130,480	45,387,452	11,132,563
Jonathan L. Dolgen	454,136,248	7,381,684	11,132,563
William R. Fitzgerald	415,985,206	45,532,726	11,132,563
John C. Malone	405,855,665	55,662,267	11,132,563
José A. Tazón	456,429,446	5,088,486	11,132,563

Proposal 6 – Ratification of appointment of independent registered public accounting firm. The stockholders ratified the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for the year ending December 31, 2011. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
471,698,912	332,601	619,163	0

Proposal 7 – Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of Expedia’s named executive officers as disclosed in Expedia’s proxy statement. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
455,855,231	4,867,392	795,309	11,132,563

Proposal 8 – Advisory Vote on Frequency of Holding Advisory Votes on Executive Compensation. The stockholders recommended, on an advisory basis, a frequency of every three years for the advisory vote on the compensation of Expedia’s named executive officers. Stockholders voted as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
95,794,991	5,520,191	359,797,010	405,740	11,132,563

Based on these results, and consistent with the recommendation of the Expedia Board of Directors, Expedia intends to hold an advisory vote on executive compensation every three years, until the next required non-binding advisory vote on the frequency of holding future votes regarding executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Mark D. Okerstrom
Mark D. Okerstrom
Executive Vice President and Chief Financial Officer

Dated: December 12, 2011